UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 12, 2005
VISTEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15827	38-3519512

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Village Center Drive, Van Buren Township, Michigan	48111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (800)-VISTEON
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Form of Warrant
Form of Stockholder Agreement
Master Agreement, dated as of September 12, 2005
Contribution Agreement, dated as of September 12, 2005
Visteon "A" Transaction Agreement, dated as of September 12, 2005
Visteon "B" Purchase Agreement, dated as of September 12, 2005
Form of Secured Promissory Note
Press Release dated September 13, 2005

Item 1.01. Entry into a Material Definitive Agreement.
     On September 12, 2005, Visteon Corporation (“Visteon”) and Ford Motor Company (“Ford”) entered into a Master Agreement, dated as of September 12, 2005 (the “Master Agreement”), a Visteon “A” Transaction Agreement, dated as of September 12, 2005 (the “Transaction Agreement”), and a Visteon “B” Purchase Agreement, dated as of September 12, 2005 (the “Purchase Agreement”). In addition, Visteon and VHF Holdings, Inc., a wholly-owned subsidiary of Visteon (“Holdings”), entered into a Contribution Agreement, dated as of September 12, 2005 (the “Contribution Agreement;” and together with the Master Agreement, Transaction Agreement and Purchase Agreement, the “Agreements”). The Agreements are consistent with the terms of the Memorandum of Understanding with Ford described in our Current Report on Form 8-K dated May 25, 2005.
     The Master Agreement requires the parties to promptly enter into certain related agreements described herein, and to enter into a Secured Promissory Note on September 19, 2005, pursuant to which Ford will extend to Visteon a short-term secured loan in the amount of $250 million, as described under Item 2.03 below.
     Pursuant to the Contribution Agreement, at the closing Visteon and its subsidiaries will contribute their assets associated with the businesses operated at certain of its North American facilities (the “Business”) to VFH Holdings, LLC, a wholly owned subsidiary of Holdings (“Newco”), and its subsidiaries, and Newco and Newco’s subsidiaries will assume certain liabilities of the Business. The facilities to be transferred include the following:
•	Nashville, Tulsa, Lebanon Distribution Warehouse, Autovidrio, Glass Lab and Systems

•	Visteon Technical Center and Visteon Product Assurance Center

•	Sterling I and II and Sterling test labs

•	Sandusky

•	Rawsonville, including GTC

•	Saline

•	Ypsilanti

•	Sheldon Road

•	Milan

•	Kansas City VRAP

•	Monroe

•	El Jarudo

•	Indianapolis

•	Lamosa I and II

•	Chesterfield Foam

•	VCPS-D Lab

•	Utica

•	Bellevue lighting service plant
     Visteon provides customary representations, warranties and indemnification to Newco. The closing is subject to customary closing conditions, including regulatory and other third party consents and approvals.
     Pursuant to the Purchase Agreement, at the closing Ford will acquire from Visteon all of the issued and outstanding shares of common stock of Holdings. Ford will also pay Visteon an amount in cash equal to the aggregate book value, net of reserves, of inventories contributed to Newco pursuant to the Contribution Agreement, make certain concessions with respect to OPEB liabilities and other obligations relating to hourly employees associated with the Business, assume certain liabilities with respect to environmental matters associated with the Business that were originally assumed by Visteon as part of the spin off.

     The Transaction Agreement provides, among other things, that at the closing Visteon will issue to Ford warrants for 25 million shares of Visteon’s common stock as more fully described under Item 3.02 below, Ford will place into escrow $400,000,000 for use by Visteon to restructure its businesses, and agree to reimburse Visteon up to $150,000,000 for the restructuring costs associated with those Visteon salaried employees who are assigned to work at Newco, and whose services are no longer required by Newco or a subsequent buyer.
     Pursuant to the Agreements and as of the closings, Visteon and Ford will terminate many of their existing commercial agreements, including the Funding Agreement dated as of March 10, 2005, as amended, the Master Equipment Bailment Agreement dated as of March 10, 2005, as amended, their Purchase and Supply Agreement, dated as of December 19, 2003, and their 2003 Relationship Agreement dated as of December 19, 2003, as well as their Amended and Restated Hourly Employee Assignment Agreement, dated as of April 1, 2000, as amended and restated as of December 19, 2003. At the closings, Visteon, Ford and Newco will enter into several agreements to provide, among other things for, the purchase and supply of components, the provision by Visteon of certain information technology and other transitional services (e.g., HR and accounting services) to Newco, the lease of certain Visteon salaried employees to Newco and the conversion of hourly employees subject to Visteon’s collective bargaining agreement with the UAW to Ford hourly employees.
     The closing of the transactions contemplated by the Agreements are expected occur on or about October 1, 2005.
     The description of the above-referenced documents does not purport to be complete and is qualified in its entirety by reference to the complete text of the documents referred to above, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     The information set forth in Item 1.01 above is incorporated herein by reference.
SECTION 2 – FINANCIAL INFORMATION
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     Pursuant to the Master Agreement, on September 19, 2005 Visteon and Ford will enter into a Secured Promissory Note pursuant to which Ford will extend to Visteon a short-term loan in the amount of $250 million. Visteon will pay Ford a funding fee equal to (x) 0.50% of the initial principal amount of the Secured Promissory Note, which amount shall be due and payable on the date of funding of the Secured Promissory Note (provided that such percentage will be reduced by 0.0078125% for each day after July 29, 2005, until the date of funding), plus (y) for each calendar month (or portion thereof) after September 2005 that the Secured Promissory Note remains outstanding, 0.25% of the principal amount of the Secured Promissory Note outstanding on the first day of such month (or a prorated portion thereof based on the number of days to but not including the date of payment thereof in full), together with interest thereon accruing from the first day of each applicable month until payment thereof in full, at the applicable rate of interest specified in the Secured Promissory Note, which amount shall be due and payable on the date the Secured Promissory Note matures or is prepaid in full. Borrowings under the Secured Promissory Note will bear interest at the Eurocurrency rate plus 4.5%.
     Subject to limited exceptions, each of Visteon’s direct and indirect, existing and future, domestic subsidiaries acts as guarantor for the Secured Promissory Note. The Secured Promissory Note is secured by a first-priority lien on a pari passu basis with borrowings under Visteon’s credit agreement on substantially all material tangible and intangible assets of Visteon and most of its domestic subsidiaries, including, without limitation, intellectual property, material owned real and personal property, all intercompany debt, all of the capital stock of nearly all direct and indirect domestic subsidiaries, as well as 65% of the stock of many first tier foreign subsidiaries.
     The Secured Promissory Note will mature on the earliest of (i) the date on which the inventory purchase price required by the Purchase Agreement is paid, (ii) if the Purchase Agreement is terminated, on the fifth business day after the date of the termination of the Purchase Agreement, and (iii) one year from the date of the Secured Promissory Note (or, in the event such day is not a business day, on the next immediately preceding business day).
     The foregoing description of the form of Secured Promissory Note is qualified in its entirety by reference to the text of the document, a copy of which is filed as Exhibits 10.5 to this Current Report on Form 8-K.
SECTION 3 – SECURITIES AND TRADING MARKETS
Item 3.02. Unregistered Sales of Equity Securities.
     Pursuant to the Transaction Agreement, at the closing Visteon will issue to Ford a warrant to purchase 25 million shares of Visteon common stock at an exercise price equal to $6.90 per share, subject to customary adjustments. The warrant has no voting rights and will have a term of eight years following the closing of the transactions. The warrant will not be exercisable for the first year after the closing, except in the event of a change of control of Visteon, but may be exercised in whole or in part at any time thereafter. Visteon will have the right to determine whether an exercise of the warrant is settled on a cashless basis. If the cashless exercise mechanism is used, then Visteon will have the option of delivering 25 million shares (assuming full exercise) less the number of shares with an aggregate value (at the current market price at the time of exercise) equal to the aggregate exercise price or by delivering a net cash amount to Ford determined on a similar basis.
     The warrant contains customary anti-dilution protections. Ford (or any transferee of all or any portion of the warrant) is not entitled to receive any shares of common stock upon exercise of the warrant if the aggregate amount of common stock held by Ford (or such transferee) upon such exercise would exceed 9.9% of the outstanding common stock of Visteon.
     At the closing, Visteon and Ford will also enter into a Stockholder Agreement, which provides Ford with certain registration rights with respect to the shares of common stock underlying the warrant. Visteon must use reasonable best efforts to maintain a shelf registration statement effective for 100% of the underlying shares at all times (subject to S-3 eligibility and customary blackout periods). Ford has customary piggyback registration rights and, if Visteon is not S-3 eligible, Ford will have three customary demand registration rights (with a minimum aggregate estimated offering price of $5 million for those shares held by the requesting holders). The Stockholder Agreement also contains a 3-year standstill provision that restricts Ford and its affiliates from taking certain hostile actions against Visteon and a requirement that Ford vote the underlying shares proportionally with all other Visteon shareholders.
     Ford is prohibited from entering into certain hedging transactions in respect of all or any portion of its equity interest in Visteon for the first year following the closing of the transactions. During the second year following closing, Ford is permitted to hedge up to 50% of its equity interest and thereafter Ford will not be subject to any limitations on hedging. Prior to engaging in any hedging transaction, Ford will first offer Visteon a reasonable opportunity to participate in such transaction, to the extent consistent with market practice, as purchaser of any Visteon shares proposed to be sold by any counterparty in connection with such hedging transaction.
     The Stockholder Agreement contains restrictions on transfer of the warrant and the underlying shares of common stock to any third party in one or a series of transactions in excess of 5% of the outstanding shares of common stock.
     The issuance of the warrants is expected to be exempt from registration under the Securities Act of 1933, as amended, as a transaction not involving a public offering under Section 4(2).
     The foregoing descriptions of the forms of Warrant and Stockholder Agreement are qualified in their entirety by reference to the text of the respective documents, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.
SECTION 8 – OTHER EVENTS
Item 8.01. Other Events.
     On September 13, 2005, Visteon announced that it had entered into certain agreements with Ford, which provide, among other things, for the transfer of certain North American assets of Visteon to an entity that will be controlled by Ford. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.

4.2	Form of Stockholder Agreement.

10.1	Master Agreement, dated as of September 12, 2005, between Visteon and Ford.

10.2	Contribution Agreement, dated as of September 12, 2005, between Visteon and Holdings.

10.3	Visteon “A” Transaction Agreement, dated as of September 12, 2005, between Visteon and Ford.

10.4	Visteon “B” Purchase Agreement, dated as of September 12, 2005, between Visteon and Ford.

10.5	Form of Secured Promissory Note.

99.1	Press release dated September 13, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTEON CORPORATION

Date: September 16, 2005	By:	/s/ John Donofrio

John Donofrio
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Page
4.1	Form of Warrant.

4.2	Form of Stockholder Agreement.

10.1	Master Agreement, dated as of September 12, 2005, between Visteon Corporation and Ford Motor Company.

10.2	Contribution Agreement, dated as of September 12, 2005, between Visteon Corporation and VHF Holdings, Inc.

10.3	Visteon “A” Transaction Agreement, dated as of September 12, 2005, between Visteon Corporation and Ford Motor Company.

10.4	Visteon “B” Purchase Agreement, dated as of September 12, 2005, between Visteon Corporation and Ford Motor Company.

10.5	Form of Secured Promissory Note.

99.1	Press Release dated September 13, 2005.